EXHIBIT 6

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13D


     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of Datalink Systems Corporation and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.


Dated:   February 28, 1998            Commonwealth Associates, a New York
         New York, New York              limited partnership

                                      By: Commonwealth Management Co., Inc., its
                                            general partner


                                      By: /s/ JOSEPH WYNNE
                                          ---------------------------------
                                          Joseph Wynne
                                          Chief Financial Officer


                                          /s/ MICHAEL S. FALK
Dated:   February 28, 1998                ---------------------------------
         New York, New York               Michael S. Falk



Dated:   February 28, 1998            Commonwealth Management Co., Inc.,
         New York, New York              a New York corporation

                                      By:  /s/ JOSEPH WYNNE
                                           --------------------------------
                                            Joseph Wynne
                                            Chief Financial Officer


                              (Page 11 of 11 Pages)